Exhibit 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 24, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Crimson Exploration Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in this Post-Effective Amendment No. 4 of Crimson Exploration Inc. to Form S-1 (File No. 333-116048), and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
----------------------

Houston, Texas
August 22, 2006